EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 pertaining to the CreditRiskMonitor.Com, Inc. 2020 Long Term Incentive Plan, of our report dated March 25, 2021, on our audits of the financial statements of CreditRiskMonitor.Com, Inc. as of December 31, 2020 and 2019, and for the years then ended, which report appears in the December 31, 2020 Form 10-K of CreditRiskMonitor.Com, Inc.

/S/ CohnReznick LLP

Jericho, New York
March 25, 2021